Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Can-Cal Resources Ltd. for the year ended December 31, 2018, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the Annual Report on Form 10-K of Can-Cal Resources Ltd. for the year ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Annual Report on Form 10-K for the year ended December 31, 2018, fairly presents in all material respects, the financial condition and results of operations of Can-Cal Resources Ltd.

By:	/s/ Casey Douglass
Name:	Casey Douglass
Title:	[Chairman of the Board]

Date:	January 7, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Can-Cal Resources Ltd. and will be retained by Can-Cal Resources Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.